UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2015, the following proposals were submitted to stockholders at the 2015 Annual Meeting of Stockholders of Neenah Paper, Inc. (the “Company”):

1.              A proposal to elect two Class II directors to serve for three years and until their successors are duly elected and qualified;

2.              A proposal to approve an advisory vote on the Company’s executive compensation; and

3.              A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

Each of the director nominees was elected, the Company’s executive compensation was approved on an advisory basis, and the selection of Deloitte & Touche LLP was ratified.  The number of votes cast for, withheld from, abstentions and broker non-votes with respect to each matter voted upon are set forth in the tables below:

Board of Director Election Results

Director Nominee	Votes for	Votes Withheld	Broker non-votes

Stephen M. Wood	13,878,891	201,596	1,563,302

Margaret S. Dano	13,857,339	223,148	1,563,302

Advisory Vote on Executive Compensation

Votes for	Votes against	Abstentions	Broker non-votes

13,879,838	139,467	61,182	1,563,302

Ratification of Independent Public Accounting Firm

Firm	Votes for	Votes against	Abstentions

Deloitte & Touche	15,459,093	135,995	48,701

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: May 22, 2015	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

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